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                                                                    EXHIBIT 99.1

                    INTERNATIONAL MENU SOLUTIONS CORPORATION
             WELCOMES NEW CHIEF FINANCIAL OFFICER AND EXPANDED BOARD

October 30, 2000 12:01 AM Eastern Time
TORONTO, October 30/PRNEWSWIRE/-- International Menu Solutions Corporation ("MENU") (www.internationalmenu.com) is pleased to announce the following appointments to its senior management team and Board of Directors.

MENU President and C.E.O. Michael Steele confirmed today that Kevan Crawford has been appointed the Chief Financial Officer (CFO) of MENU. Mr. Crawford, a chartered accountant, joins MENU with over 25 years of financial management and operating experience, most recently as CFO of a publicly traded company which manages and controls several operating units.

Mr. Steele indicated that given the Company's growth, Mr Crawford's experience is well suited to the size and growth profile of MENU. Mr. Crawford's immediate focus will be to assist in the realization of the benefits and synergies of MENU's recent growth and contribute to the planning, integration and financing of future growth. The addition of Mr. Crawford is expected to enable Mr. Steele to continue to seek opportunities for strategic acquisitions and new business opportunities with major retail customers while dedicating more time to increasing market awareness and shareholder value.

In conjunction with MENU's management addition, the Company is pleased to announce the addition of two new board members namely Mr. Reginald Petersen and Ms. Lynda King both of Southbridge Capital. Southbridge Capital manages the capital funds of Southbridge Investment Partnership No. 1 which is a principal shareholder of MENU. In addition, Mr. Petersen has been appointed Chairman of the Board and Ms. King has been appointed Secretary-Treasurer of MENU.

In 1967, Mr. Petersen founded Versa-Care Limited and sold it in 1997 after growing it to the largest private nursing/retirement company in Canada. In the same year, Mr. Petersen founded Southbridge Capital, a venture capital company. Mr. Petersen serves on several community boards and as a director on other corporations.

Prior to Ms. King becoming a partner in 1998 with Southbridge Capital, she held senior financial positions with public and private companies, and was a senior audit manager at an international accounting firm. Ms. King holds both a CA and a CMA designation.

Mr. Petersen filled the vacancy on the Board created by the resignation of Mr. Ted Creber who resigned as a director and officer of MENU. The size of the board has been increased from three to four directors and Ms. King has been appointed to fill the additional director position.


IMSC operates in the rapidly growing sector of the food industry known as Home Meal Replacement (HMR) food preparation and marketing. Since July 1998, MENU has grown through several acquisitions and sales of its product lines with several leading food retail chains. The company's clients include many of Canada's leading retail food supermarket chains such as Sobeys, Safeway, Costco (in Canada and the US), and A&P, along with several major US supermarket and club store chains.

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Certain statements contained in this press release do not relate strictly to historical or current facts, are "forward-looking" statements as defined in U.S. federal law. Forward-looking statements use such words as "plans," "expects," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believes," "anticipates," "intends," "expects," "may," "should," "continue," "seek," "could" and other similar expressions. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The important factors that could cause actual results to differ materially from those in the forward-looking statements herein (the "Cautionary Statements") include, without limitation, the ability of the Company to successfully implement its strategies and business plans, risks associated with acquisitions and the integration thereof, competitive factors and pricing pressures; relationships with manufacturers, banks, and distributors; legal and regulatory requirements; general economic conditions; as well as the other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


For further information contact Michael Steele, President, at 416-366-MENU, ext. 236, e-mail: invest@menusolutions.net or visit our website at www.internationalmenu.com .

SOURCE International Menu Solutions Corporation